UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Clark Street, Suite 750, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 253-9800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On April 17, 2025, Enfusion, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) at 9:00 a.m. Central Time for the purposes of considering and voting upon certain proposals (the “Proposals”) related to the Agreement and Plan of Merger, dated as of January 10, 2025 (such agreement, as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Enfusion Ltd. LLC, Clearwater Analytics Holdings, Inc. (“Clearwater”), Poseidon Acquirer, Inc., Poseidon Merger Sub I, Inc. and Poseidon Merger Sub II, LLC. As of the record date of March 20, 2025, there were a total of 129,847,448 shares of the Company’s Class A common stock, par value $0.001 per share and the Company’s Class B common stock, par value $0.001 per share (collectively, “Common Stock”), issued and outstanding and entitled to vote at the Special Meeting. There were 99,297,616 shares of Common Stock present at the Special Meeting electronically or represented by proxy, or approximately 76.5% of the Common Stock issued and outstanding and entitled to vote at the Special Meeting, representing a quorum for the transaction of business at the Special Meeting pursuant to the Company’s bylaws. Capitalized terms used, but not defined herein, shall have the meanings set forth in the definitive Proxy Statement/Prospectus on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 20, 2025 (the “Proxy Statement”). At the Special Meeting, the Company’s stockholders cast their votes for the Proposals, which are described in greater detail in the Proxy Statement, as set forth below.

Proposal No. 1 (the “Merger Agreement Proposal”)	To adopt the Merger Agreement and approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAINED
99,155,808	38,030	103,778

The Merger Agreement Proposal was approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at the Special Meeting.

Proposal No. 2 (the “Adjournment Proposal”)	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal.

The Adjournment Proposal was not presented to the stockholders at the Special Meeting because there were sufficient votes to adopt the Merger Agreement and an adjournment of the Special Meeting was not necessary.

Subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the Merger Agreement, the transaction is expected to be consummated on or about April 21, 2025.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs and assumptions of Clearwater’s and Enfusion’s management and on information currently available to them. Forward-looking statements include information concerning the timing of the consummation of the transaction and the ability to satisfy closing conditions. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s and Enfusion’s control, that may cause their actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to successfully close the transaction, Clearwater’s ability to successfully integrate the operations and technology of Enfusion with those of Clearwater, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected, as well as other risks and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities and Exchange Commission (the “SEC”) on February 26, 2025 and in Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025, as well as in other periodic reports filed by Clearwater and Enfusion with the SEC. These filings are available at www.sec.gov and on Clearwater’s website, investors.clearwateranalytics.com, and Enfusion’s website, ir.enfusion.com. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this Current Report on Form 8-K and should not be relied upon as representing Clearwater’s or Enfusion’s expectations or beliefs as of any date subsequent to the time they are made. Each of Clearwater and Enfusion does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater or Enfusion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025	ENFUSION, INC.

	By:	/s/ Matthew Campobasso
	Name:	Matthew Campobasso
	Title:	General Counsel